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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

PAYPAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2211 North First Street, San Jose, California 95131

VOTE NOW! YOUR VOTE MATTERS

PLEASE VOTE YOUR PROXY TODAY!

May 2, 2024

Dear Stockholder:

We recently mailed you proxy materials in connection with the annual meeting of stockholders (the “Annual Meeting”) of PayPal Holdings, Inc. (“PayPal”) to be held virtually on May 22, 2024. Your vote is very important and your voting participation is requested for this important meeting.

Please vote your proxy today. Internet and telephone voting are available for your convenience.

As set forth in the materials sent to you, at the Annual Meeting, PayPal stockholders are being asked to vote on proposals set forth below:

Management Proposals		Recommendation of the Board

1	Election of the 11 Director Nominees	FOR each of the nominees
2	Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	FOR
3	Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	FOR
4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2024	FOR

Stockholder Proposals

5	Stockholder Proposal – Report on Respecting Workforce Civil Liberties	AGAINST
6	Stockholder Proposal – Bylaw Amendment: Stockholder Approval of Director Compensation	AGAINST

For reasons set forth in the proxy statement, PayPal’s board of directors recommends that PayPal stockholders vote “FOR” Proposals 1 through 4 and “AGAINST” Proposals 5 & 6.

Every vote, large and small, is important.

Please vote your shares today. Please take advantage of Internet or telephone voting by following the instructions on the proxy card or voting instruction form sent to you. If you need assistance voting your shares, please contact D.F. King & Co., Inc., which is assisting us, toll free at (866) 356-6140.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

John J. Donahoe

Independent Board Chair